Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated May 28, 2013 (this “Agreement”) is entered into by and among Select Medical Corporation, a Delaware corporation (the “Company”), the guarantors listed in Schedule 1 hereto (the “Initial Guarantors”), and J.P. Morgan Securities LLC (“J.P. Morgan”), on behalf of itself and the other initial purchasers listed on Schedule I of the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”).

The Company, the Initial Guarantors and J.P. Morgan, as representative of the Initial Purchasers (the “Representative”) are parties to the Purchase Agreement dated May 13, 2013 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $600,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2021 (the “Securities”) which will be guaranteed on an unsecured senior basis by each of the Guarantors.  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Guarantee under the Indenture after the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall mean the guarantees of the Securities and guarantees of the Exchange Securities by the Guarantors under the Indenture.

“Guarantors” shall mean the Initial Guarantors, any Additional Guarantors and any Guarantor’s successor that Guarantees the Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of May 28, 2013 among the Company, the Guarantors and U.S. Bank National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“J.P. Morgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by an Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Actions” shall have the meaning set forth in Section 2(d) hereof.

“Registration Default” shall mean the occurrence of any of the following: (i) the Company and the Guarantors fail to file the Exchange Offer Registration Statement on or before the 150th day after the Closing Date or fail to file the Shelf Registration Statement on or prior to the later of the 270th day after the Closing Date and 120 days after the obligation to file the Shelf Registration Statement arises under Section 2, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 240th day after the Closing Date or the Shelf Registration Statement is not declared effective on or before the 210th day after the filing of the Shelf Registration Statement, (iii) the Exchange Offer is not consummated on or prior to the 300th day after the Closing Date and the Shelf Registration Statement is not declared effective by the Commission on or prior to the 210th day after the filing of the Shelf Registration Statement, or (iv) the Shelf Registration Statement is filed and declared effective within the time periods required by Section 2 but, thereafter ceases to be effective or available for the Holders of Registrable Securities in connection with the offer and sale of such Registrable Securities during the period that the Company and the Guarantors are obligated to maintain the effectiveness thereof (unless such Shelf Registration Statement is succeeded by another Shelf Registration Statement filed and declared effective within 30 days of the date such Shelf Registration Statement ceased to be effective or such Shelf Registration Statement otherwise becomes available again within 30 days (so long as the aggregate number of days for which a Shelf Registration Statement has not been effective and available for the Holders of Registrable Securities to offer and sell such Registrable Securities does not exceed 45 days within any 90 day period or 60 days within any 12-month period).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel (in addition to any local counsel) for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Notice” shall have the meaning set forth in Section 2(d) hereof.

“Suspension Period” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.             Registration Under the Securities Act.

(a)           To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall (i) prepare and, not later than 150 days following the date hereof (the “Closing Date”), file with the SEC the Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities, (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 240 days after the Closing Date and the Exchange Offer to be consummated no later than 270 days after the Closing Date and (iii) use commercially reasonable efforts to keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the Holders.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)      that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)     the dates of acceptance for exchange (which shall be a period of at least 30 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)    that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)    that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)     that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(I)    accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)    deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)           In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason consummated prior to the later of (x) the 60th day following the effectiveness of the Exchange Offer Registration Statement and (y) the 270th day after the Closing Date, or (iii) prior to the 30th day following completion of the Exchange Offer, any Initial Purchaser so requests in writing with respect to Registrable Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer and held by it following the consummation of the Exchange Offer or a broker-dealer notifies us that it holds Securities acquired directly from the Company or an Affiliate of the Company, or (iv) prior to the 30th day following completion of the Exchange Offer, any Holder notifies us that, due to any change or development in law, rules, regulations or SEC policy, (A) such Holder is not permitted to participate in the Exchange Offer or (B) such Holder will not receive freely transferable Exchange Securities in exchange for tendered Registrable Securities (it being understood that a requirement that a Holder deliver the prospectus contained in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities shall not result in such Exchange Securities being not “freely transferable”), then the Company and the Guarantors shall use their commercially reasonable efforts to file prior to the later of (i) 270 days after the Closing Date and (ii) 120 days after the obligation to file arises pursuant to this Section 2(b), and thereafter shall use their commercially reasonable efforts to cause to be declared effective as promptly as practical on or prior to 210 days after such filing, a Shelf Registration Statement;  provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Registrable Securities or the Exchange Securities held by it covered by the Shelf Registration Statement until such Holder shall have delivered a complete and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.  In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

Subject to the third paragraph of Section 2(d) hereof, the Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the Closing Date or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto (the “Shelf Effectiveness Period”).  The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Company and the Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)           The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and any fees and disbursements of counsel not included in the definition of Registration Expenses and paid for by the Company and Guarantors in accordance with this Agreement.

(d)           An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum aggregate increase of 1.00% per annum.  A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable.  If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

Subject to the limitation set forth in the immediately succeeding paragraph and subject to the provisions of Section 3 of this Agreement, the Company shall be entitled to delay the initial filing of the Shelf Registration Statement, suspend its obligation to file any amendment to the Shelf Registration

Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the SEC that would be incorporated by reference into the Shelf Registration Statement, cause the Shelf Registration Statement to remain effective or take any similar action (collectively, “Registration Actions”) if there is a possible acquisition or business combination or other transaction, business development or event involving the Company, the Guarantors or any of their subsidiaries that, upon the advice of counsel, would require disclosure in the Shelf Registration Statement and the Company determines in the exercise of its good faith judgment and not for the purpose of avoidance of its obligations under this Agreement that such disclosure is not in the best interest of the Company and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable or upon any event described in Section 3(a)(vi)(5). Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

The Company may suspend Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Suspension Period”) not to exceed 90 days in the aggregate during any 365-day period. Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall end on the date on which the Company gives the Holders a notice that the Suspension Period has terminated.  The Company shall extend the Shelf Effectiveness Period by the total number of days during which a Suspension Period was in effect, so long as there are Registrable Securities outstanding.  Notwithstanding anything to the foregoing, the Company shall at all times use its commercially reasonable efforts to end any Suspension Period at the earliest possible time.

(e)           Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof; provided, however, that the obligation of the Company and Guarantors to pay the additional interest set forth in Section 2(d) shall be the sole and exclusive remedy, monetary or otherwise, with respect to a Registration Default.

3.             Registration Procedures.

(a)           In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:

(i)      prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company and the Guarantors, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)     prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)    to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)    in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)     use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)    notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus (other than for the purposes of naming a Participating Holder as a selling security holder therein) would be appropriate;

(vii)                                use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)                             in the case of a Shelf Registration, furnish to each Participating Holder upon request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix)                                   in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)                                      subject to the third paragraph of Section 2(d), upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)                                   a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall object; provided, that the immediately preceding sentence shall not prohibit the Company or the Guarantors from making any filing that, in the reasonable opinion of counsel to the Company or Guarantors, is necessary to comply with applicable laws;

(xii)                                obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)                             cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)                            in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

(xv)                               if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing;

(xvi)                            in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xvii)                         so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchasers no later than five Business Days following the execution thereof.

(b)                                 In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.  Any Holder who fails to comply with such provision shall not be entitled to include its Registrable Securities in such Shelf Registration Statement or to receive the increased interest specified under Section 2(d) with respect to such Registrable Securities with respect to the failure to register such Registrable Securities in such Registration Statement.  Each Holder also agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of Registrable Securities or omits to state any material fact regarding such

Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing.

(c)                                  Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Participating Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)                                 If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice one or more times during any 365-day period and any such suspensions shall not exceed 90 days in the aggregate during any 365-day period.  Each Holder agrees that upon receipt of any notice from the Company pursuant to this Section 3(d), it will discontinue use of the Prospectus contained in such Registration Statement and any Free Writing Prospectus until receipt of copies of the supplemented or amended Prospectus or Free Writing Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in the such Registration Statement or the Free Writing Prospectus may be resumed.

(e)                                  The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed).

4.                                      Participation of Broker-Dealers in Exchange Offer.

(a)                                 The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)                                 In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.  The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period (but not thereafter) in connection with the resales contemplated by this Section 4; provided, that in connection with the application of the Shelf Registration procedures set forth in Section 3 to the Exchange Offer Registration, the Company and the Guarantors shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which may be J.P. Morgan, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which may be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter in customary form with respect to the Prospectus and with respect to each subsequent amendment to supplement, if any, effected during the period specified in Section 3 above.

(c)                                  The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.  Indemnification and Contribution.

(a)                                 The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through J.P. Morgan or any selling Holder, respectively, expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)                                 Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c)  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5 in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)  The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)  The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any

Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.  General.

(a)                                 No Inconsistent Agreements.   The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)                                 Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder (other than such Initial Purchaser) to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(j)            Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELECT MEDICAL CORPORATION

By:	/s/ Michael E.Tarvin
Name: Michael E.Tarvin
Title: Executive Vice President, General Counsel and Secretary

EACH OF THE INITIAL GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Michael E.Tarvin
Name: Michael E.Tarvin
Title: Executive Vice President, General Counsel and Secretary

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

Acting on behalf of itself and as
Representative of the several
Initial Purchasers

By:	/s/ Lauren Camp
Authorized Signatory

Schedule 1

Initial Guarantors

1.	Advantage Rehabilitation Clinics, Inc.
2.	American Transitional Hospitals, Inc.
3.	Baseline Rehabilitation, Inc.
4.	C.E.R. - West, Inc.
5.	Community Rehab Centers of Massachusetts, Inc.
6.	Crowley Physical Therapy Clinic, Inc.
7.	Dade Prosthetics & Orthotics, Inc.
8.	Douglas Avery & Associates, Ltd.
9.	Eagle Rehab Corporation
10.	Fine, Bryant & Wah, Inc.
11.	Georgia Physical Therapy, Inc.
12.	Gulf Breeze Physical Therapy, Inc.
13.	Hospital Holdings Corporation
14.	Indianapolis Physical Therapy and Sports Medicine, Inc.
15.	Intensiva Healthcare Corporation
16.	Intensiva Hospital of Greater St. Louis, Inc.
17.	Johnson Physical Therapy, Inc.
18.	Joyner Sportsmedicine Institute, Inc.
19.	Kentucky Rehabilitation Services, Inc.
20.	Kessler Institute for Rehabilitation, Inc.
21.	Kessler Orthotic & Prosthetic Services, Inc.
22.	Kessler Rehab Centers, Inc.
23.	Kessler Rehabilitation Corporation
24.	Kessler Rehabilitation Services, Inc.
25.	Madison Rehabilitation Center, Inc.
26.	Metro Rehabilitation Services, Inc.
27.	Metro Therapy, Inc.
28.	New England Rehabilitation Center of Southern New Hampshire, Inc.
29.	NovaCare Occupational Health Services, Inc.
30.	NovaCare Outpatient Rehabilitation East, Inc.
31.	NovaCare Outpatient Rehabilitation, Inc.
32.	NovaCare Rehabilitation of Ohio, Inc.
33.	NovaCare Rehabilitation, Inc.
34.	Pacific Rehabilitation & Sports Medicine, Inc.
35.	PR Acquisition Corporation
36.	Pro Active Therapy of North Carolina, Inc.
37.	Pro Active Therapy of South Carolina, Inc.
38.	Pro Active Therapy of Virginia, Inc.
39.	Pro Active Therapy, Inc.
40.	Professional Sports Care Management, Inc.
41.	Professional Therapeutic Services, Inc.
42.	Professional Therapy Systems, Inc.
43.	PTSMA, Inc.
44.	RCI (Michigan), Inc.

45.	RCI (WRS), Inc.
46.	Regency Management Company, Inc.
47.	Rehab Provider Network - East I, Inc.
48.	Rehab Provider Network - East II, Inc.
49.	Rehab Provider Network - Indiana, Inc.
50.	Rehab Provider Network - New Jersey, Inc.
51.	Rehab Provider Network - Pennsylvania, Inc.
52.	Rehab Provider Network of Colorado, Inc.
53.	Rehab Provider Network of Florida, Inc.
54.	Rehab Provider Network of New Mexico, Inc.
55.	Rehab Provider Network of North Carolina, Inc.
56.	Rehab Provider Network of South Carolina, Inc.
57.	Rehab Provider Network of Texas, Inc.
58.	Rehab Provider Network of Virginia, Inc.
59.	Rehab Provider Network-Michigan, Inc.
60.	Rehab Provider Network-Ohio, Inc.
61.	RehabClinics (GALAXY), Inc.
62.	RehabClinics (PTA), Inc.
63.	RehabClinics (SPT), Inc.
64.	RehabClinics, Inc.
65.	Rehabilitation Center of Washington, D.C., Inc.
66.	RPN of NC, Inc.
67.	S.T.A.R.T., Inc.
68.	Select Employment Services, Inc.
69.	Select Hospital Investors, Inc.
70.	Select Medical of Kentucky, Inc.
71.	Select Medical of Maryland, Inc.
72.	Select Medical of New York, Inc.
73.	Select Medical Rehabilitation Clinics, Inc.
74.	Select Medical Rehabilitation Services, Inc.
75.	Select NovaCare - KOP, Inc.
76.	Select NovaCare - PBG, Inc.
77.	Select NovaCare - PIT, Inc.
78.	Select Physical Therapy Holdings, Inc.
79.	Select Physical Therapy Network Services, Inc.
80.	Select Physical Therapy of Chicago, Inc.
81.	Select Physical Therapy Orthopedic Services, Inc.
82.	Select Provider Networks, Inc.
83.	Select Rehabilitation Hospital - Hershey, Inc.
84.	Select Specialty Hospital - Ann Arbor, Inc.
85.	Select Specialty Hospital - Arizona, Inc.
86.	Select Specialty Hospital - Augusta, Inc.
87.	Select Specialty Hospital - Beech Grove, Inc.
88.	Select Specialty Hospital - Charleston, Inc.
89.	Select Specialty Hospital - Cincinnati, Inc.
90.	Select Specialty Hospital - Colorado Springs, Inc.
91.	Select Specialty Hospital - Columbus, Inc.
92.	Select Specialty Hospital - Conroe, Inc.
93.	Select Specialty Hospital - Dallas, Inc.
94.	Select Specialty Hospital - Danville, Inc.
95.	Select Specialty Hospital - Denver, Inc.

2

96.	Select Specialty Hospital - Durham, Inc.
97.	Select Specialty Hospital - Erie, Inc.
98.	Select Specialty Hospital - Evansville, Inc.
99.	Select Specialty Hospital - Flint, Inc.
100.	Select Specialty Hospital - Fort Smith, Inc.
101.	Select Specialty Hospital - Fort Wayne, Inc.
102.	Select Specialty Hospital - Gainesville, Inc.
103.	Select Specialty Hospital - Greensboro, Inc.
104.	Select Specialty Hospital - Grosse Pointe, Inc.
105.	Select Specialty Hospital - Jackson, Inc.
106.	Select Specialty Hospital - Johnstown, Inc.
107.	Select Specialty Hospital - Kalamazoo, Inc.
108.	Select Specialty Hospital - Kansas City, Inc.
109.	Select Specialty Hospital - Knoxville, Inc.
110.	Select Specialty Hospital - Laurel Highlands, Inc.
111.	Select Specialty Hospital - Lexington, Inc.
112.	Select Specialty Hospital - Little Rock, Inc.
113.	Select Specialty Hospital - Longview, Inc.
114.	Select Specialty Hospital - Macomb County, Inc.
115.	Select Specialty Hospital - Madison, Inc.
116.	Select Specialty Hospital - McKeesport, Inc.
117.	Select Specialty Hospital - Memphis, Inc.
118.	Select Specialty Hospital - Midland, Inc.
119.	Select Specialty Hospital - Milwaukee, Inc.
120.	Select Specialty Hospital - Nashville, Inc.
121.	Select Specialty Hospital - North Knoxville, Inc.
122.	Select Specialty Hospital - Northeast New Jersey, Inc.
123.	Select Specialty Hospital - Northeast Ohio, Inc.
124.	Select Specialty Hospital - Northwest Detroit, Inc.
125.	Select Specialty Hospital - Oklahoma City, Inc.
126.	Select Specialty Hospital - Omaha, Inc.
127.	Select Specialty Hospital - Orlando, Inc.
128.	Select Specialty Hospital - Palm Beach, Inc.
129.	Select Specialty Hospital - Panama City, Inc.
130.	Select Specialty Hospital - Pensacola, Inc.
131.	Select Specialty Hospital - Phoenix, Inc.
132.	Select Specialty Hospital - Pittsburgh/UPMC, Inc.
133.	Select Specialty Hospital - Pontiac, Inc.
134.	Select Specialty Hospital - Quad Cities, Inc.
135.	Select Specialty Hospital - Saginaw, Inc.
136.	Select Specialty Hospital - San Antonio, Inc.
137.	Select Specialty Hospital - Savannah, Inc.
138.	Select Specialty Hospital - Sioux Falls, Inc.
139.	Select Specialty Hospital - South Dallas, Inc.
140.	Select Specialty Hospital - Springfield, Inc.
141.	Select Specialty Hospital - Tallahassee, Inc.
142.	Select Specialty Hospital - Topeka, Inc.
143.	Select Specialty Hospital - TriCities, Inc.
144.	Select Specialty Hospital - Tulsa, Inc.
145.	Select Specialty Hospital - Western Michigan, Inc.
146.	Select Specialty Hospital - Western Missouri, Inc.

3

147.	Select Specialty Hospital - Wichita, Inc.
148.	Select Specialty Hospital - Wilmington, Inc.
149.	Select Specialty Hospital - Winston-Salem, Inc.
150.	Select Specialty Hospital - Youngstown, Inc.
151.	Select Specialty Hospital - Zanesville, Inc.
152.	Select Specialty Hospitals, Inc.
153.	Select Subsidiaries, Inc.
154.	Select Synergos, Inc.
155.	Select Transport, Inc.
156.	Select Unit Management, Inc.
157.	SemperCare, Inc.
158.	Sports & Orthopedic Rehabilitation Services, Inc.
159.	The Rehab Group, Inc.
160.	Theraworks, Inc.
161.	Victoria Healthcare, Inc.
162.	SelectMark, Inc.
163.	SLMC Finance Corporation
164.	Select Physical Therapy of Albuquerque, Ltd.
165.	Select Physical Therapy of Birmingham, Ltd.
166.	Select Physical Therapy of Blue Springs Limited Partnership
167.	Select Physical Therapy of Cave Springs Limited Partnership
168.	Select Physical Therapy of Colorado Springs Limited Partnership
169.	Select Physical Therapy of Connecticut Limited Partnership
170.	Select Physical Therapy of Denver, Ltd.
171.	Select Physical Therapy of Green Bay Limited Partnership
172.	Select Physical Therapy of Illinois Limited Partnership
173.	Select Physical Therapy of Kendall, Ltd.
174.	Select Physical Therapy of Knoxville Limited Partnership
175.	Select Physical Therapy of Lorain Limited Partnership
176.	Select Physical Therapy of Louisville, Ltd.
177.	Select Physical Therapy of Portola Valley Limited Partnership
178.	Select Physical Therapy of Scottsdale Limited Partnership
179.	Select Physical Therapy of St. Louis Limited Partnership
180.	Select Physical Therapy of West Denver Limited Partnership
181.	Select Physical Therapy Texas Limited Partnership
182.	Select Physical Therapy of Ohio Limited Partnership
183.	Select Physical Therapy Limited Partnership for Better Living
184.	Regency Hospital of Odessa, LLLP
185.	Regency Hospital Company of Macon, L.L.C.
186.	Regency Hospital Company of Meridian, L.L.C.
187.	Regency Hospital Company of South Atlanta, L.L.C.
188.	Regency Hospital Company of South Carolina, L.L.C.
189.	Regency Hospital of Cincinnati, LLC
190.	Regency Hospital of Columbus, LLC
191.	Regency Hospital of Covington, LLC
192.	Regency Hospital of Greenville, LLC
193.	Regency Hospital of Jackson, LLC
194.	Regency Hospital of Minneapolis, LLC
195.	Regency Hospital of North Central Ohio, LLC
196.	Regency Hospital of North Dallas Holdings, LLC
197.	Regency Hospital of Northwest Arkansas, LLC

4

198.	Regency Hospital of Northwest Indiana, LLC
199.	Regency Hospital of Southern Mississippi, LLC
200.	Regency Hospital of Toledo, LLC
201.	Regency Hospital of Odessa Limited Partner, LLC
202.	Regency Hospital of Fort Worth Holdings, LLC
203.	Kessler Professional Services, LLC
204.	Argosy Health, LLC
205.	Select Medical Property Ventures, LLC
206.	Select Specialty Hospital — Northern Kentucky, LLC
207.	Select Specialty Hospital — Tulsa/Midtown, LLC
208.	West Gables Rehabilitation Hospital, LLC
209.	GP Therapy, L.L.C.
210.	The Rehab Group — Murfreesboro, LLC
211.	Regency Hospital Company, L.L.C.
212.	Regency Hospitals, LLC

5

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated May 28, 2013 by and among Select Medical Corporation, a Delaware corporation, the guarantors party thereto and J.P. Morgan Securities LLC, on behalf of itself and as Representative of the several Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                               , 201     .

[GUARANTOR]

By:
Name:
Title: